UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PAETEC Corp.

(Exact name of registrant as specified in its charter)

Delaware	16-1551094
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

One PAETEC Plaza
600 Willowbrook Office Park
Fairport, New York	14450
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
None.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-124258

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01 per share

(Title of class)

Item 1.    Description of Registrant’s Securities to be Registered.

The description of the common stock, par value $0.01 per share, of PAETEC Corp. (the “Registrant”) is set forth under the heading “Description of Our Capital Stock” in the prospectus forming part of the Registrant’s Registration Statement on Form S-1, initially filed with the SEC on April 22, 2005 (SEC File No. 333-124258), as amended by Amendment Nos. 1-4 thereto, and as it may be amended from time to time (the “Registration Statement”), which information is incorporated herein by reference. The final prospectus, if filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference.

Item 2.    Exhibits.

The following exhibits to this registration statement have been filed as exhibits to the Registration Statement and are hereby incorporated by reference.

1. Restated Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1.3 of the Registration Statement.

2. Amended and Restated Bylaws of the Registrant, incorporated by reference to Exhibit 3.2 of the Registration Statement.

3. Certificate representing the Common Stock, par value $.01 per share, of the Registrant, incorporated by reference to Exhibit 4.1 of the Registration Statement.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

PAETEC Corp.

By:	/s/ Daniel J. Venuti
Daniel J. Venuti Executive Vice President

Date: August 4, 2005

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